AXA Equitable Life Insurance Company
SECTION B—SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE
Name of Proposed Insured 1 Date of Birth
Name of Proposed Insured 2 Date of Birth
PART I
PLAN INFORMATION
1. Product Name VUL Survivorship Series 160
2. Amount of Insurance $
3. Is this a Term Conversion, Rider Conversion or Purchase Option? Yes No
(If ‘‘Yes,’’ complete Term Policy/Rider Conversion or Purchase Option Questionnaire.)
4. Death Benefit Option Option A (Level) Option B (Face Amount and Policy Account Value)
5. Backdate to save age Proposed Insured 1: Yes No Proposed Insured 2: Yes No
Max 6 months prior to application date (3 months in OH)
(Charges and Premiums for insurance coverage begin on the backdated Register Date.)
PREMIUM INFORMATION
6. a. Planned Periodic Premium Amount $ b. Initial Premium $
7. Premium Mode
a. Direct Billing (By Mail) Annually Semi-Annually Quarterly Monthly
b. Bank Draft* Quarterly Monthly Start Date (mm/dd/yyyy) Draft on day of the month
(Voided Check Required)
*If bank account holder is not the Owner or Proposed Insured, please complete Systematic Payment Enrollment Form.
In lieu of voided check, use first premium check to set up Systematic Payment Plan
c. Salary Allotment Annually Semi-Annually Quarterly Monthly
Unit name Unit number Register Date (mm/dd/yyyy)
If Allotter is not Proposed Insured, provide Name SSN/EIN/TIN
d. Single Payment Amount $ (No further premium billing will be sent.)
OPTIONAL BENEFITS/RIDERS
8.
Estate Protection Rider (EPR benefit is a maximum of 122% of the base policy face amount)
Other (as allowed or available with product)
SUITABILITY
9.
a. Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received:
(1) the most current prospectus, and supplement(s) if applicable, for the policy(ies) applied for? Yes No
(2) the most current prospectus, and supplement(s) if applicable, for the designated investment company(ies)? Yes No
b. Do you understand that (i) policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for the Guaranteed Interest Account and/or the investment experience of Separate
Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? Yes No
c. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs? Yes No
d. Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for AXA Equitable’s and its affiliates’ Variable Life products.
By checking the box you acknowledge that you received the initial prospectus on computer readable compact disk ‘‘CD,’’ if available for the product chosen, and that you are able to access the CD information. In order to retain the prospectus indefinitely, you must print it. You understand that you may request a prospectus in paper format at any time by calling Customer Service at
1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service.
ICC11-AXA-SIL

X04193_ICC (10/19)

SECTION B – SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

10. INITIAL ALLOCATION TO THE INVESTMENT OPTIONS*

Please see the Prospectus for a description of the investment objective(s) for each Investment Option.

	(Whole Percentages Only) For Premiums	(Whole Percentages Only) For Deductions
Guaranteed Interest Account	______%	______%
1290 VT Convertible Securities	______%	______%
1290 VT DoubleLine Dynamic Allocation	______%	______%
1290 VT DoubleLine Opportunistic Bond	______%	______%
1290 VT Equity Income	______%	______%
1290 VT GAMCO Mergers & Acquisitions	______%	______%
1290 VT GAMCO Small Company Value	______%	______%
1290 VT SmartBeta Equity	______%	______%
1290 VT Socially Responsible	______%	______%
All Asset Growth-Alt 20	______%	______%
American Funds Insurance Series® Global Small Capitalization℠	______%	______%
American Funds Insurance Series® New World®	______%	______%
Charter℠ Multi-Sector Bond	______%	______%
Charter℠ Small Cap Growth	______%	______%
Charter℠ Small Cap Value	______%	______%
EQ/400 Managed Volatility	______%	______%
EQ/500 Managed Volatility	______%	______%
EQ/2000 Managed Volatility	______%	______%
EQ/AB Small Cap Growth	______%	______%
EQ/Aggressive Allocation	______%	______%
EQ/American Century Mid Cap Value	______%	______%
EQ/BlackRock Basic Value Equity	______%	______%
EQ/Capital Guardian Research	______%	______%
EQ/ClearBridge Large Cap Growth	______%	______%
EQ/Common Stock Index	______%	______%
EQ/Conservative Allocation	______%	______%
EQ/Conservative-Plus Allocation	______%	______%
EQ/Core Bond Index	______%	______%
EQ/Equity 500 Index	______%	______%
EQ/Fidelity Institutional AM® Large Cap	______%	______%
EQ/Franklin Rising Dividends	______%	______%
EQ/Franklin Strategic Income	______%	______%
EQ/Global Bond PLUS	______%	______%
EQ/Global Equity Managed Volatility	______%	______%
EQ/Goldman Sachs Mid Cap Value	______%	______%
EQ/International Core Managed Volatility	______%	______%
EQ/International Equity Index	______%	______%
EQ/Intermediate Government Bond	______%	______%
EQ/International Managed Volatility	______%	______%
EQ/International Value Managed Volatility	______%	______%
EQ/Invesco Comstock	______%	______%
EQ/Invesco Global Real Estate	______%	______%
EQ/Invesco International Growth	______%	______%
EQ/Ivy Energy	______%	______%
EQ/Ivy Mid Cap Growth	______%	______%
EQ/Ivy Science and Technology	______%	______%
EQ/Janus Enterprise	______%	______%

	(Whole Percentages Only) For Premiums	(Whole Percentages Only) For Deductions
EQ/JPMorgan Value Opportunities	______%	______%
EQ/Large Cap Core Managed Volatility	______%	______%
EQ/Large Cap Growth Index	______%	______%
EQ/Large Cap Growth Managed Volatility	______%	______%
EQ/Large Cap Value Index	______%	______%
EQ/Large Cap Value Managed Volatility	______%	______%
EQ/Lazard Emerging Markets	______%	______%
EQ/Loomis Sayles Growth	______%	______%
EQ/MFS International Growth	______%	______%
EQ/MFS International Value	______%	______%
EQ/Mid Cap Index	______%	______%
EQ/Mid Cap Value Managed Volatility	______%	______%
EQ/Moderate Allocation	______%	______%
EQ/Moderate-Plus Allocation	______%	______%
EQ/Money Market	______%	______%
EQ/PIMCO Real Return	______%	______%
EQ/PIMCO Total Return	______%	______%
EQ/PIMCO Ultra Short Bond	______%	______%
EQ/Quality Bond PLUS	______%	______%
EQ/Small Company Index	______%	______%
EQ/T. Rowe Price Growth Stock	______%	______%
EQ/UBS Growth and Income	______%	______%
Fidelity VIP Growth & Income	______%	______%
Fidelity VIP Mid Cap	______%	______%
Franklin Mutual Shares VIP	______%	______%
Franklin Small Cap Value VIP	______%	______%
Invesco V.I. Mid Cap Core Equity	______%	______%
Invesco V.I. Small Cap Equity	______%	______%
Ivy VIP High Income	______%	______%
Ivy VIP Small Cap Growth	______%	______%
MFS Investors Trust Series	______%	______%
MFS Massachusetts Investors Growth Stock Portfolio	______%	______%
Multimanager Aggressive Equity	______%	______%
Multimanager Core Bond	______%	______%
Multimanager Mid Cap Growth	______%	______%
Multimanager Mid Cap Value	______%	______%
Multimanager Technology	______%	______%
PIMCO VIT CommodityRealReturn Strategy	______%	______%
Target 2025 Allocation	______%	______%
Target 2035 Allocation	______%	______%
Target 2045 Allocation	______%	______%
Target 2055 Allocation	______%	______%
T. Rowe Price Equity Income II	______%	______%
Templeton Developing Markets VIP	______%	______%
Templeton Global Bond VIP	______%	______%
Templeton Growth VIP	______%	______%
VanEck VIP Global Hard Assets	______%	______%
TOTAL	**100%**	**100%**

* please see top of next page for important information

ICC11-AXA-SIL

Page 2

SECTION B—SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE
*The ‘‘Investment Start Date’’ is the business day your investment first begins to earn a return for you, as described below, and is generally the later of: (1) the business day we receive the minimum initial premium at our Administrative Office; and (2) the Register
Date of your policy.
In AL, AK, AZ, CA, CO, FL, ID, IA, KS, NJ, OR, PA, PR, TN, USVI, and WY your Policy Account will be allocated according to these percentages as of the Investment Start Date. In all other jurisdictions, your Policy Account (except any amounts you allocated to the
Guaranteed Interest Account) will be allocated to the EQ/Money Market Investment Option as of the later of (1) the Investment Start
Date; and (2) the Issue Date, for 20 calendar days (Money-Market Lock-in Period) and will be allocated according to the above percentages on the 1st business day following the Money Market Lock-in Period. However, if we have not received all necessary requirements for your policy as of the Issue Date, the Money Market Lock-in Period will begin on the date we receive, at our
Administrative Office, all necessary requirements to put the policy in force.
Any payments we receive prior to your Investment Start Date will be held in a non-interest bearing account until your Investment Start Date.
INVESTMENT OPTIONS
11. Note: Not available if you elect the Asset Rebalancing Service.
The Automatic Transfer service enables you to make automatic monthly transfers from the EQ/Money Market Investment Option to other variable investment options that you select. A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Up to
8 investment options can receive the monthly automatic transfer. Each transfer must be at least $50. In AL, AK, AZ, CA, CO, FL, ID, IA,
KS, NJ, OR, PA, PR, TN, USVI and WY the automatic transfer is effective on the second monthly anniversary and will continue until the amount allocated to the EQ/MONY Market Investment Option is depleted. In all other jurisdictions the automatic transfer is effective on the first monthly anniversary after the Money Market Lock-in Period ends and will continue until the amount allocated to the EQ Money
Market Investment Option is depleted.
AUTOMATIC TRANSFER SERVICE
Investment Options to Receive Transfer: Dollar Amount:
$ $ $ $ $ $ $ $
I (We), have read the detailed description of the Automatic Transfer Service in the prospectus. My (Our) instructions will remain in effect until (a) insufficient funds are available to process transfers, (b) I (we) provide new written instructions or (c) the Automatic Transfer
Service otherwise terminates as described in the prospectus. I (We) understand that use of the Automatic Transfer Service does not guarantee a profit and will not protect against loss in a declining market.
ASSET REBALANCING SERVICE
12. Note: Not available if you elect the Automatic Transfer Service.
The Guaranteed Interest Account is not available for Asset Rebalancing. Your allocation among the investment options will be periodically re-adjusted according to the percentage you indicated in Question 10 and the frequency you choose below. Asset allocation percentages of 2% or more (in whole percentages) may be specified for all variable investment options up to a maximum of 50 options.
Generally, Asset Rebalancing will start 12, 6 or 3 months after the register date, depending on the length of the period you choose.
Annually Semi-annually Quarterly
I (We), have read the detailed description of the Asset Rebalancing Service in the prospectus. My (Our) instructions will remain in effect until
(a) I (we) provide new written instructions or (b) Asset Rebalancing otherwise terminates as described in the prospectus. I (We) understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.
THE UNDERSIGNED UNDERSTAND(S) THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE
WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES).
ICC11-AXA-SIL

SURVIVORSHIP PRODUCT QUESTIONNAIRE PROPOSED INSURED 2 INFORMATION
PART II
PROPOSED INSURED 2
1. Name First Middle Last
2. SSN 3. Sex Male Female
4. Is Proposed Insured 2 an Owner? Yes No
5. Are there any Owner(s) who are not Proposed Insured 1 or Proposed Insured 2? Yes No (If ‘‘Yes,’’ complete the Owner questionnaire)
6. Primary residential address Bldg/Apt/Suite
City/Municipality County/Parish* State Zip
* County/Parish required only in AL, FL, GA, KY, LA, SC
7. Are you a U.S. citizen? Yes No (If ‘‘No,’’ complete Foreign Residence and Travel Questionnaire)
8a. Phone # Daytime Cell Evening b. Best time to call AM PM
9. Date of birth (mm/dd/yyyy) 10. Place of birth (Country/State)
11. Email address
12. Do you have a driver’s license? Yes No If ‘‘Yes,’’ provide license number, state and expiration date
Number State Expiration Date (mm/dd/yyyy)
If no driver’s license, do you have a government issued ID? Yes No
If ‘‘Yes’’ to government issued ID, type of ID Government ID #
EMPLOYMENT
13. Currently employed? Yes No Retired Other
If ‘‘Yes’’ to question 13, complete questions 14-16
14. Occupation(s) a. Title b. Years at current job**
**If less than one year at current job, give previous occupation information in remarks section
c. Duties
15. Employer name
16. Work site address
City State Zip Code
FINANCIAL DETAILS
17. Income
Gross Earned Annual Income (salary, commissions, bonuses)
Gross Unearned Annual Income (dividends, pensions, interest, real estate income, etc.)
Gross Annual Income (Household)
Total Net Worth (Household)
$ $ $ $
18. In the last 5 years, have you filed for bankruptcy? Yes No
If ‘‘Yes,’’ Chapter Date opened (mm/dd/yyyy) Date Closed (mm/dd/yyyy)
ICC11-AXA-SIL Page 4

PROPOSED INSURED 2 INFORMATION – Continued

PURPOSE OF INSURANCE

Complete questions 19 and 20 if Proposed Insured 2 and Owner are same, unless already completed in section A. If Owner is different from Proposed Insured(s) and completing Owner's Questionnaire, do not complete this section.

19. Complete For Personal Insurance

☐ Income Replacement ☐ Mortgage/Debt Repayment ☐ Estate Planning ☐ Charitable/Gifting ☐ Other ______

20. Complete for Business Insurance

☐ Key Person ☐ Buy-Sell ☐ Deferred Comp ☐ Other (please specify) ______

☐ Loan indemnification (Security for Loan) Amount of loan $______ Duration ______

Interest charged on loan ______ Collateral pledged to secure loan ______

a. Type ☐ Sole Proprietorship ☐ Partnership ☐ Corporation ☐ Limited Liability Corp.

b. Name of business ______ Nature of business ______

c. How long has the business been in operation? ______ Years

d. % of business owned by Proposed Insured 2 ______%

e. Fair market value of the business: $______

f. Are all members of the business being similarly insured? ☐ Yes ☐ No

If "Yes," provide details of business coverage issued or applied for on other members. (Use remarks section if additional space is needed)

Name and Title	% of Business Owned	Amount In Force or Applied For

g. Has the business filed for bankruptcy and/or reorganization in the past 5 years? ☐ Yes ☐ No

If "Yes," explain ______

h. Business/Corporation finances: (Complete chart below for the past 2 years)

Year	Assets	Liabilities	Retained Earnings	Gross Sales	Net Profit
	$	$	$	$	$
	$	$	$	$	$

OTHER INSURANCE

If questions 21a, b or c are answered "Yes," please provide details in charts below. (Use remarks section if additional space is needed)

21. Including any policies and riders with the Company checked on page 1 above section A of the Application or its affiliates and any other life insurance company:
    a. Do you have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? ☐ Yes ☐ No
    b. Will the coverage applied for replace, change, or affect any existing policy(ies) or contract(s)? ☐ Yes ☐ No
    c. Do you have any other formal life insurance applications pending? ☐ Yes ☐ No
    d. Including this application, what is the total amount of life insurance coverage pending (base policy face amount plus amounts attributable to additional benefits and riders) that you plan to accept on the Proposed Insured 2? ______

ICC11-AXA-SIL Page 5

PROPOSED INSURED 2 INFORMATION – Continued

OTHER INSURANCE

Chart for questions 21a and b

Name of Company	Total Amount (Face Plus Riders)	Year Issued	Policy/ Contract #	P-Personal G-Group B-Business A-Annuity	To Be Replaced Changed or Affected	1035 Exchange
				☐ P ☐ B ☐ G ☐ A	☐ Yes ☐ No	☐ Yes ☐ No
				☐ P ☐ B ☐ G ☐ A	☐ Yes ☐ No	☐ Yes ☐ No
				☐ P ☐ B ☐ G ☐ A	☐ Yes ☐ No	☐ Yes ☐ No

Chart for question 21c

Name of Company	Total Amount (Face Plus Riders)	Competitive or Additional
	$	☐ Competitive ☐ Additional
	$	☐ Competitive ☐ Additional

PERSONAL HISTORY

22. Have you ever had a driver's license suspended, revoked or restricted? ☐ Yes ☐ No
23. Have you in the last 5 years, been convicted of, or pled guilty or no contest to reckless or negligent driving, any moving violations or driving under the influence of alcohol or drugs? ☐ Yes ☐ No
24. Have you in the last 2 years been disabled for 2 or more weeks? ☐ Yes ☐ No

Complete if any answer to question(s) 22 through 24 is "Yes." (Use remarks section if additional space is needed)

Question #	Date (mm/dd/yyyy)	Description of Event

25. Do you engage in regular exercise? (for example, running, walking, strength training, tennis) ☐ Yes ☐ No

    If "Yes," give details of type, frequency and length of time ______________________________

    ____

26. Have you ever had an application for life or health insurance declined, postponed, required an extra premium, offered with a reduced face amount or other modification or had a life or health policy or contract that was cancelled, recalled or denied renewal? *(If "Yes," please state companies and provide full details in remarks section.)* ☐ Yes ☐ No
27. Have you in the last 10 years, been convicted of, or pled guilty or no contest to a felony, or are current felony charges pending? *(If "Yes," state offense and penalty, date of probation, duration of probation and end date in remarks section.)* ☐ Yes ☐ No
28. Do you expect to travel outside of the U.S. or Canada, or change your country of residence in the next 2 years? *(If "Yes," complete Foreign Residence and Travel Questionnaire)* ☐ Yes ☐ No
29. In the last 2 years have you:
    a. Flown other than as a passenger or do you plan to do so? *(If "Yes," complete Aviation Questionnaire)* ☐ Yes ☐ No
    b. Engaged or do you plan to engage in motor racing on land or water, underwater diving, skydiving, ballooning, hang gliding, parachuting or flying ultra-light aircraft *(If "Yes," complete Avocation Questionnaire)* ☐ Yes ☐ No
30. Are you a member of the armed forces, including the reserves? ☐ Yes ☐ No
    (If "Yes," you must also submit a completed and signed Life Insurance/Annuity Disclosure to Active Duty Members of the Armed Forces)

ICC11-AXA-SIL Page 6

PROPOSED INSURED 2 INFORMATION – Continued

ALCOHOL/DRUG/TOBACCO USE

31. Have you ever received medical treatment or counseling for, or been advised by a physician to reduce or discontinue, the use of alcohol or prescribed or non-prescribed drugs? *(If "Yes," complete Substance Usage Questionnaire.)* ☐ Yes ☐ No
32. Do you currently use or have you ever used tobacco or nicotine products? *(If "Yes," provide details in the chart below)* ☐ Yes ☐ No

Product Type(s)	**Amount and Frequency** Indicate amount and frequency of use	**Indicate date last used (mm/yyyy)**
☐ Cigarettes	#_____per ☐ Day ☐ Month ☐ Year	
☐ Cigars ☐ Cigarillos	#_____per ☐ Day ☐ Month ☐ Year	
☐ Pipe ☐ Chewing Tobacco ☐ Nicotine Patch or Gum	Not Applicable	
☐ Other (please specify) ____________________		

MEDICAL CERTIFICATION

Section to be completed only when submitting medical examinations of another insurance company.
If "Yes" to questions 34 or 35, complete a Medical Information Questionnaire

33. Name of Insurance Company ______________________________ Date of Exam ________________ (mm/dd/yyyy)
34. To the best of your knowledge and belief, have there been any changes to the statements in the examination? ☐ Yes ☐ No
35. Have you consulted a medical doctor or other practitioner since the examination indicated in question 33 above? ☐ Yes ☐ No

MONEY PAID WITH APPLICATION

COMPLETE IF MONEY IS PAID WITH APPLICATION
Insurability Questions for Limited Temporary Insurance Agreement

36. Is Proposed Insured 2 over 70 years of age? ☐ Yes ☐ No
37. Within the past 24 months has Proposed Insured 2 been attended by a care provider or been seen at a medical facility for heart condition or disease, stroke or cancer? ☐ Yes ☐ No
38. Within the past 10 years has Proposed Insured 2 been diagnosed with or treated for Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC) by a member of the medical profession? ☐ Yes ☐ No
39. Within the past 12 months has Proposed Insured 2: been admitted, or advised by a medical professional to be admitted, to a hospital or other licensed health care facility; had surgery performed or recommended; or been advised by a medical professional to have any diagnostic test (excluding AIDS-related test) that was not completed? ☐ Yes ☐ No
40. Within the past 24 months has Proposed Insured 2 been declined for a life, health or Long-Term Care policy? ☐ Yes ☐ No

IF ANY OF QUESTIONS 36 TO 40 OF THIS QUESTIONNAIRE OR QUESTIONS 39-43 of SECTION A IS ANSWERED "YES" OR LEFT BLANK, A PREMIUM MAY NOT BE PAID BEFORE THE POLICY IS DELIVERED AND **NO TEMPORARY INSURANCE WILL BE IN EFFECT**

REMARKS

When providing details to questions, please reference question number. If additional space is needed, attach additional sheet(s) of paper with your name and signature.

ICC11-AXA-SIL Page 7